99.1
Loan Contract

April 8, 2005

Maki Atsushi
President
Amanasu Environment Corporation

Amount : $94,000-

Due Date : December 31, 2005

Interest : 7% / year

Purpose : To invest in marketing promotion of Amanasu Environment Corporation’s products; incinerator and Seawater Desalination System

I have borrowed $ 94,000 from Amanasu Environment Corporation for such purpose with the terms and conditions described above.

/s/ Izuo Kato

Loanee :  Izuo Kato
1-5-7-1001 Komatugawa
Edogawa-ku, Tokyo